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                                                                                                  Exhibit 99(a)(3)

                         MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2004-1 TRANSITION PROPERTY SERVICING AGREEMENT)

               TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                               Series 2004-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Series 2004-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



         SERIES 2004-1 COLLECTION PERIOD: December 2004


                                                                                    c. Actual               d. Series 2004-1
                                                                                       Series 2004-1           Transition
                                        a. Series 2004-1       b. Series 2004-1        Transition              Charge
                                           Transition             Transition           Charge                  Remittance
                                           Charge in              Charge               Payments                Made  to
Customer Class                             Effect                 Billed               Received                Trustee
--------------                            -------                 ------               --------               --------
Residential Service                    $0.001164/kWh           $2,953,279.18         $2,271,456.14         $2,271,456.14

General Service Secondary                                      $1,862,555.27         $3,154,634.92         $3,154,634.92

       Non-demand                      $0.000577/kWh

       Demand                          $0.163/kW

General Service Primary                                          $492,361.78           $429,563.04           $429,563.04

       Non-demand                      $0.000799/kWh

       Demand                          $0.355/kW

High Voltage Service                   $0.149/kW                 $203,448.22           $259,822.94           $259,822.94

Lighting Service                       $0.001343/kWh              $54,008.43            $51,586.86            $51,586.86

Instantaneous Interruptible            $0.146/kW                 $141,741.42           $112,406.53           $112,406.53

Noticed Interruptible                  $0.316/kW                 $281,006.34           $173,752.00           $173,752.00
                                                                -------------        -------------         -------------
                                                               $5,988,400.64         $6,453,222.43         $6,453,222.43
         Total

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         Capitalized terms used herein have their respective meanings set forth in the Series 2004-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 10th day of January, 2005.



                                           TXU ELECTRIC DELIVERY COMPANY,
                                           as Servicer


                                           By      /s/ John M. Casey
                                           ------------------------------------
                                           Name:    John M. Casey
                                           Title:   Assistant Treasurer
















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